Exhibit 10.2

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.
2005 EXECUTIVE INCENTIVE PLAN

Amended & Restated effective January 1, 2018

i

Exhibit 10.2

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.
2005 EXECUTIVE INCENTIVE PLAN

PURPOSE

The purpose of the Plan is to provide executives designated by the Company’s Board of Trustees as eligible to participate in the Plan with incentives to achieve goals which are important to shareholders and customers of the Company, to supplement the Company’s salary and benefit programs so as to provide overall compensation for such executives which is competitive with those corporations with which the Company competes for the best executive talent, and to assist the Company in attracting, retaining and motivating executives who are important to the continued success of the Company.

Exhibit 10.2

TABLE OF CONTENTS
Page

ARTICLE I. DEFINITIONS.......................................................................................		1
1.01	......................................................................Adjusted Target Incentive Fund	1
1.02	................................................................................Annual Incentive Awards	1
1.03	..................................................................................................................AIP	1
1.04	................................................................................................................ATIP	1
1.05	.....................................................................................................Award Date	1
1.06	...........................................................................................Board of Trustees	1
1.07	...........................................................................................Board of Directors	1
1.08	................................................................................................Capital Budget	2
1.09	...............................................................................................................CEBs	2
1.10	.....................................................................................................Net Income	2
1.11	..................................................................................................................CEI	2
1.12	.................................................................................................................CET	2
1.13	......................................................................................................Committee	2
1.14	........................................................................................................CECONY	2
1.15	..........................................................................Deferred Income Plan or DIP	2
1.16	.................................................................................................Effective Date	2
1.17	............................................................................................Executive Officer	2
1.18	..............................................................................................Incentive Award	3
1.19	......................................................................................Incentive Percentage	3
1.20	.............................................................................................................Officer	3
1.21	............................................................................................Operating Budget	3
1.22	..................................................................Operating Performance Indicators	3
1.23	................................................................................................................O&R	3
1.24	.......................................................................................................Participant	3
1.25	...................................................................................Performance Indicators	3
1.26	.................................................................................................................Plan	3
1.27	...........................................................................................Plan Administrator	4
1.28	...............................................................................................Potential Award	4
1.29	.....................................................................................Target Incentive Fund	4

ARTICLE II. ELIGIBILITY.........................................................................................		4
2.01	........................................................................................................................	4
2.02	........................................................................................................................	4
2.03	........................................................................................................................	4

ARTICLE III. ADMINISTRATION		5
3.01	........................................................................................................................	5

ARTICLE IV. DETERMINATION OF AWARDS		5
4.01	......................................................................Incentive Percentages (Officer)	5

Exhibit 10.2

4.02	.....................................................................................Target Incentive Fund	5
4.03	......................................................................Adjusted Target Incentive Fund	6
4.04	.............................................................................................Incentive Awards	6
4.05	..........................................................................Awards to Executive Officers	7

ARTICLE V. PAYMENT OF AWARDS......................................................................		8
5.01	.............................................................................................Time of Payment	9
5.02	........................................................................................Manner of Payment	9
5.03	...................................................................................Posthumous Payments	9
5.04	...................................................................................Recoupment of Awards	9

ARTICLE VI. MISCELLANEOUS.............................................................................		9
6.01	..........................................................................Amendment and Termination	10
6.02	..................................................................................................Effect of Plan	10
6.03	.....................................................................................................Withholding	10
6.04	...........................................................................................................Funding	10
6.05	..................................................................................................Nonalienation	10

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.
2005 EXECUTIVE INCENTIVE PLAN

ARTICLE I. DEFINITIONS

The following terms when capitalized herein shall have the meanings set forth below.

1.01    Adjusted Target Incentive Fund
shall have the meaning set forth in Section 4.03(c).

1.02    Annual Incentive Awards
shall mean annual awards made under the terms of this Plan, the AIP, the ATIP, the CET Annual Incentive Plan, and the Management Variable Pay Program.

1.03    AIP
shall mean the Con Edison Clean Energy Businesses, Inc. Annual Incentive Plan, as may be amended from time to time, or may mean, the Con Edison Transmission, Inc. (“CET”) Annual Incentive Plan, as set forth in Section 4.05 herein.

1.04    ATIP
shall mean the O&R Annual Team Incentive Program, as may be amended from time to time.

1.05    Award Date
shall mean, with respect to any Incentive Award, January 1 of the year following the year to which such Incentive Award relates.

1.06    Board of Trustees
shall mean the Board of Trustees of the Company or the Management Development and Compensation Committee of the Board of Trustees, if the Board has given the Committee authority to act on its behalf.

1.07    Board of Directors
shall mean the Board of Directors of Consolidated Edison, Inc. or the Management Development and Compensation Committee of the Board of Directors, if the Board of Directors has given the Committee authority to act on its behalf.

1.08    Capital Budget
shall mean the portion of the Capital Budget approved by the applicable Board that is comprised of capital expenditures, including electric, gas, steam, and common. The Capital Budget goal may exclude certain expenditures as determined and approved by the Board.

1.09    CEBs
shall mean the Competitive Energy Businesses; awards made after January 1, 2018 shall mean Clean Energy Businesses, Inc.

1.10    Net Income
shall mean net income from ongoing operations, which includes income from operations after subtracting all expenses incurred, including federal and state income taxes. Net income shall not include extraordinary non-recurring items identified after the target is established. Net income shall be net of the reserve that is established for the Target Incentive Fund and awards made under the Annual Incentive Awards during the year-end closing and shall not be weather normalized.

1.11    CEI
shall mean Consolidated Edison, Inc., or any successor by merger, purchase or otherwise.

1.12    CET
shall mean Con Edison Transmission, Inc.

1.13    Committee
shall mean The Management Development and Compensation Committee of the Board of Directors or the Management Development and Compensation Committee of the Board of Trustees, as applicable.

1.14    CECONY
shall mean Consolidated Edison Company of New York, Inc. or any successor by merger, purchase or otherwise.

1.15    Deferred Income Plan or DIP
shall mean the Consolidated Edison Company of New York, Inc. Deferred Income Plan, as amended from time to time.

1.16    Effective Date
shall mean January 1, 2005.

1.17    Executive Officer
shall mean an executive of the Company who holds the position of Chairman and Chief Executive Officer, Senior Vice President and Chief Financial Officer, Senior Vice President and General Counsel, Senior Vice President - Corporate Affairs, Vice President and General Auditor; President and Chief Executive Officer of Orange and

Rockland, Inc., any Vice President of Orange and Rockland Utilities Inc., Senior Vice President - Corporate Shared Services, Senior Vice President - Utility Shared Services and President and Chief Executive Officer of Con Edison Transmission, Inc.

1.18    Incentive Award
shall have the meaning set forth in Section 4.04 or Section 4.05, as applicable.

1.19    Incentive Percentage
shall have the meaning set forth in Section 4.01.

1.20    Officer
shall mean an executive of CECONY who is not an Executive Officer.

1.21    Operating Budget
shall mean the portion of the O & M Budget approved by the applicable Board which is comprised of departmental expenses, including Interference and Uncollectible expenses. Operating Budget shall not include corporate expenses such as employee benefits, damages and lawsuits, rental fees (transformer vault rental) and external audit fees.

1.22    Operating Performance Indicators
shall mean the performance indicators used to determine an incentive award and shall be either the same as the component used for determining awards under Section 4.04 of this Plan, the ATIP, the AIP, or a combination thereof as applicable to the Executive Officer and as set forth in Section 4.05.

1.23    O&R
shall mean Orange and Rockland Utilities, Inc.

1.24    Participant
shall mean any individual who is eligible to participate in the Plan in accordance with Article II.

1.25    Performance Indicators
shall mean health and safety, operational considerations, customer satisfaction, reliability, environmental considerations, employee development considerations or any other or additional performance indicators that the applicable Board may, from time to time, deem appropriate.

1.26    Plan
shall mean the Consolidated Edison Company of New York, Inc. 2005 Executive Incentive Plan, as amended.

1.27    Plan Administrator
shall mean the Vice President of Human Resources of the Company or such individual appointed by the Company’s Chief Executive Officer to administer the Plan as provided in Article III.

1.28    Potential Award
shall have the meaning set forth in Section 4.02(c).

1.29    Target Incentive Fund
shall have the meaning set forth in Section 4.02(a).

ARTICLE II. ELIGIBILITY

2.01    The Board of Trustees, in its discretion, from time to time, may designate and change the designation of the Officers within the Company eligible to participate in the Plan. The Board of Directors, in its discretion, from time to time, may designate the Executive Officers eligible to participate in the Plan.

2.02    To be eligible to receive an award under the Plan for a particular year, an Officer must (a) have been employed by the Company during any portion of such year and (b) not later than September 30 of such year achieve an eligible position level or be designated by the applicable Board as eligible to participate in the Plan. To be eligible to receive an award under the Plan for a particular year, an Executive Officer, must (x) have been employed by the Company, CEI or O&R during any portion of such year and (y) not later than September 30 of such year achieve an Executive Officer position or be designated by the Board of Directors as eligible to participate in the Plan.

2.03    If a Participant retires or resigns after June 30 at age 55 with at least five years of service, he or she may, in the sole discretion of the Plan Administrator, receive a prorated Incentive Award based on the number of full calendar months worked during the year to which such Incentive Award relates.

ARTICLE III. ADMINISTRATION

3.01    The Committee shall have full power and authority to interpret, construe, administer and make all other decisions in connection with the Plan, including making all factual and legal determinations; correcting any defect, supplying any omission, or reconciling any inconsistency; and taking any and all actions it deems necessary or advisable for the proper administration of the Plan. To the extent determined by the Committee, administration of the Plan, including, but not limited to the selection of Eligible Employees for participation in the Plan, may be delegated to the Plan

Administrator; provided, however, that the Committee shall not delegate to the Plan Administrator any powers, determinations, or responsibilities with respect to (i) any Executive Officers/Officers; and (ii) the approval of performance goals and the certification of results based on such performance goals.

The Plan Administrator shall make such determinations after receiving the recommendations of the Company’s Chief Executive Officer. The Plan Administrator shall abstain from any determination under the Plan in which he or she has a personal interest, in which case such determination shall be made by the Company’s Chief Executive Officer. All determinations of the Committee and the Plan Administrator shall be final and conclusive upon all Participants and any persons asserting any claim derived from a Participant.

ARTICLE IV. DETERMINATION OF AWARDS

4.01    Incentive Percentages (Officer)

The Board of Trustees shall determine a percentage of annual base salary deemed to constitute an appropriate incentive for each Officer eligible to participate in the Plan. Each such percentage is herein called an “Incentive Percentage”. The Board of Trustees may, from time to time, increase or decrease any Incentive Percentage, as the Board of Trustees may deem appropriate.

Applicable Incentive Percentages for Officers

Title	Incentive Percentage
Senior Vice President	50%
Vice President - CECONY	40%

4.02    Target Incentive Fund

(a)    At the end of each calendar year, the annual base salary of each Officer eligible to participate in the Plan for such calendar year, as such salary is in effect at the end of such year, shall be multiplied by the Incentive Percentage applicable to the position held by the Officer on September 30. The sum of such products for all Officers eligible to participate in the Plan for each calendar year is herein called the “Target Incentive Fund” for such year.

(b)    For purposes of calculating the Target Incentive Fund for any calendar year:

(1)    In the case of an Officer whose employment with the Company has terminated during the calendar year, the annual base salary of such Officer in effect at the time of such termination shall be deemed to be the annual base salary of such Officer at the end of such year.

(2)    Deferred compensation, at the annual rate in effect at the end of the calendar year pursuant to an agreement between the Company and an Officer, shall be considered part of such Officer’s annual base salary at the end of such year.

(3)    An Officer’s annual base salary shall be determined without any deduction for pre-tax contributions or after-tax contributions made pursuant to the Consolidated Edison Thrift Savings Plan, the Con Edison Flexible Reimbursement Account Plan, and the Con Edison OPTIONS Program for Management Employees, or the Deferred Income Plan.

(c)    The amount included in the Target Incentive Fund for any calendar year with respect to each Officer is called the Officer’s “Potential Award”.

4.03    Adjusted Target Incentive Fund

(a)    Each calendar year the Board of Trustees shall approve specific criteria and weightings to measure performance during the current performance period (“Performance Goals”). The Board of Trustees will also determine whether award of the Target Incentive Fund for the preceding calendar year is appropriate based on the results achieved during the preceding Performance Period based on the established Performance Goals or whether and to what extent such Target Incentive Fund shall be reduced, eliminated entirely, or increased.

(b)    Notwithstanding any other provision, the Target Incentive Fund for any calendar year in which the Company omits a dividend on its common stock, or in which the CECONY Net Income is less than ninety percent (90%) of its target, shall be reduced to zero.

(c)    The Target Incentive Fund for a calendar year, as adjusted pursuant to this Section 4.03, is herein called the “Adjusted Target Incentive Fund”.

4.04    Incentive Awards

(a)    After the Adjusted Target Incentive Fund for a calendar year has been determined as provided in Section 4.03, the Committee of the Board of Trustees, upon the recommendations of the Company’s Chief Executive Officer, shall make, subject to confirmation by the Board of Trustees, awards to individual Participants who are eligible to participate in the Plan based on the achievement of Company performance goals, organizational performance, and the Participant’s individual performance for such year. Such awards are herein called “Incentive Awards”.

(1)	Incentive Awards shall be determined based on the following criteria and weighting:

Criteria	Sr. Vice President	Vice President	Scaling
Adjusted Net Income (CECONY)	15%	12.5%	0% - 100%
Operating Budget	20%	17.5%	0% - 100%
Operating Performance Indicators	25%	30.0%	0% - 100%
Individual Performance	40%	40.0%	0% - 150%

(b)    If, however, a Participant has entered into an employment agreement with the Company, CEI, CET, CEB or O&R providing for a different basis for the determination of his or her Incentive Award under this Plan, the determination of the amount of his or her Incentive Award will be governed by the terms and conditions set forth in his or her employment agreement.

(c)    The aggregate of all Incentive Awards for a year may not exceed the Adjusted Target Incentive Fund for such calendar year.

4.05     Awards to Executive Officers

The determination of the Incentive Award for an Executive Officer shall be in accordance with this Section 4.05 instead of Sections 4.01, 4.02, 4.03 and 4.04.

The Board of Directors shall determine a percentage of annual base salary deemed to constitute an appropriate incentive for each Executive Officer eligible to participate in the Plan. The Board of Directors may, from time to time, increase or decrease any Incentive Percentage, as the Board of Directors may deem appropriate. The Incentive Percentage for the President and Chief Executive Officer of CEI will be determined annually as approved by the Board of Directors.

Applicable Incentive Percentages for Executive Officers

Title	Incentive Percentage
President - CECONY	80%
President & CEO - O&R	80%
President & CEO - CET	80%
Sr. Vice President & CFO	50%
Sr. Vice President & General Counsel	50%
Sr. Vice President - Corporate Shared Services	50%
Sr. Vice President - Corporate Affairs	50%
Sr. Vice President - Utility Shared Services	50%
Vice President and General Auditor	40%
Vice President - O&R	40%

(a) Each calendar year the Board of Directors shall approve specific criteria and weightings to measure performance during the current performance period (“Performance Goals”). The Board of Directors will also determine whether an award of the Target Incentive Fund for the preceding calendar year is appropriate based on the results achieved during the preceding performance period relative to the established Performance Goals or whether and to what extent such Target Incentive Fund shall be reduced, eliminated entirely, or increased.

(b)    Each Executive Officer’s Incentive Award payout will be determined based upon the satisfaction of the applicable Performance Goals. The Committee of the Board of Directors, however, has the sole discretion to adjust an Executive Officer’s Incentive Award based on a review of the performance of the Company, CEI, O&R, CET, CEB or a combination thereof, including financial, operating and other factors, and based upon the recommendation of the Company’s Chairman and Chief Executive Officer (except with respect to his own award). The Committee of the Board of Directors shall make, subject to confirmation by the Board of Directors, the Incentive Award to the individual Executive Officer.

(c)    If, however, the Executive Officer has entered into an employment agreement with the Company, CEI, CET, CEB or O&R providing for a different basis for the determination of his or her Incentive Award under this Plan, the determination of the amount of his or her Incentive Award will be governed by the terms and conditions set forth in his or her employment agreement.

ARTICLE V. PAYMENT OF AWARDS

5.01    Time of Payment

An Incentive Award shall be paid between January 1 and March 15 of the calendar year following the calendar year to which such Incentive Award relates. A Participant may defer up to 100 percent of his or her Incentive Award into the DIP upon the terms and conditions as set forth in the DIP, less any applicable withholding taxes required to be withheld pursuant to Section 6.03.

5.02    Manner of Payment

Any portion of the Incentive Award that is not deferred under the terms of the DIP shall be paid to the Participant in a single lump sum.

5.03    Posthumous Payments

If a Participant shall die before any payment to be made to the Participant under this Plan has been made, the payment shall be made to the Participant’s estate in a single lump sum in accordance with Section 5.01.

5.04    Recoupment of Awards
The Participant’s Incentive Award, is subject to the CEI’s Recoupment Policy, as amended from time to time.
(a) Under this Recoupment Policy, appropriate actions, as determined by the Committee, will be undertaken by CEI to recoup the Excess Award Amount, as defined below, received by any Participant when:
(1)    The Audit Committee of CEI determines that CEI is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under the securities laws ( a “Restatement”);

(2)    The Participant received an Award during the three-year period preceding the date on which CEI is required to prepare a Restatement; and

(3)    The amount of the Award received by the Participant, based on the erroneous data, was in excess of what would have been paid to the Participant under the Restatement (the “Excess Award Amount”).

ARTICLE VI. MISCELLANEOUS

6.01    Amendment and Termination

The Company reserves the right, by action of the Board of Trustees, to terminate the Plan entirely, or to temporarily or permanently discontinue the making of awards under the Plan; and further reserves the right, by action of the Board of Trustees or the Plan Administrator, to otherwise modify the Plan from time to time; provided that no such modification, termination, or discontinuance shall adversely affect the rights of Participants with respect to Incentive Awards previously determined; and provided further, that no modification by action of the Plan Administrator shall have a material effect on the benefits payable under the Plan.

6.02    Effect of Plan

The establishment and continuance of the Plan shall not constitute a contract of employment between the Company and any employee. No person shall have any claim to be granted an award under the Plan and there is no obligation for uniformity of treatment of employees or Participants under the Plan. Neither the Plan nor any action taken under the Plan shall be construed as giving to any employees the right to be retained in the employ of the Company, nor any right to examine the books of the Company, or to require an accounting.

6.03    Withholding

The Company shall deduct from any payment under the Plan any federal, state, or local income or employment taxes that the Company, in its sole discretion, determines is required by law or governmental rule or regulation to be withheld with respect to such payment. Each Participant shall bear all expenses of, and be solely responsible for all federal, state and local taxes due with respect to any payment received under this Plan. All payments will be reported to the IRS.

6.04    Funding

All amounts payable in accordance with this Plan shall constitute a general unsecured obligation of the Company. Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Company.

6.05    Nonalienation

Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefits.

6.06    Section 409A of the Code

All amounts payable under this Plan are intended to comply with the “short term deferral” exception from Section 409A of the Code specified in Treas. Reg. § 1.409A-1(b)(4) (or any successor provision), and shall be interpreted in a manner consistent with the applicable exceptions. Notwithstanding the foregoing, to the extent that any amounts payable in accordance with this Plan are subject to Section 409A of the Code, this Plan shall be interpreted and administered in such a way as to comply with Section 409A of the Code to the maximum extent possible.